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                                                                      EXHIBIT 12

                       SHELL OIL COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (MILLIONS OF DOLLARS)

                                                             YEARS ENDED DECEMBER 31
                                                --------------------------------------------------
                                                 1993       1992       1991       1990       1989
                                                ------     ------     ------     ------     ------
Income before provisions for income taxes and
  including amounts applicable to
  unconsolidated subsidiaries.................  $  923     $  476     $   47     $1,550     $2,067
Add:
  Interest and discount amortization on
     indebtedness.............................     213        268        297        371        401
  Portion of rentals representative of
     interest(1)..............................     113        114        119        107        119
  Amortization of interest capitalized........      40         44         35         32         32
                                                ------     ------     ------     ------     ------
Income as adjusted............................  $1,289     $  902     $  498     $2,060     $2,619
                                                ------     ------     ------     ------     ------
                                                ------     ------     ------     ------     ------
Fixed charges:
  Interest and discount amortization on
     indebtedness.............................  $  213     $  268     $  297     $  371     $  401
  Portion of rentals representative of
     interest(1)..............................     113        114        119        107        119
  Capitalized interest........................       2         --         --         --         21
                                                ------     ------     ------     ------     ------
Total fixed charges...........................  $  328     $  382        416     $  478     $  541
                                                ------     ------     ------     ------     ------
                                                ------     ------     ------     ------     ------
Ratio of earnings to fixed charges............     3.9        2.4        1.2        4.3        4.8
                                                ------     ------     ------     ------     ------
                                                ------     ------     ------     ------     ------

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(1) Calculated as one-third of rental expense.

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